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                                                         EXHIBIT 15




April 28, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 28, 2003 on our review of interim financial information of Rouge Industries, Inc. (the "Company") as of and for the period ended March 31, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (No. 33-88518, No. 33-88520, No. 333-53741 and No. 333-75620).


Very truly yours,


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP